Exhibit 23.3


                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 to be filed on or about August 7, 1997 of our report dated June 19, 1997 on the financial statements of the Acquired Operations for year ended September 30, 1996, and to all references to our Firm included in this Registration Statement.


   ARTHUR ANDERSEN LLP


   Houston, Texas
   August 7, 1997